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                                                                    Exhibit 21.1

                         HARMONIC INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

The following table shows certain information with respect to the active subsidiaries of the Company as of December 31, 2003:

                                      STATE OR OTHER        PERCENT OF VOTING
                                       JURISDICTION          SECURITIES OWNED
             NAME                    OF INCORPORATION          BY HARMONIC
--------------------------------     ------------------     -------------------
Harmonic (Asia Pacific) Ltd.         Hong Kong                     100%
Harmonic Data Systems Ltd.           Israel                        100%
Harmonic Europe S.A.S.               France                        100%
Harmonic Germany GmbH                Germany                       100%
Harmonic International Inc.          U.S.A.                        100%
Harmonic International Limited       Bermuda                       100%
Harmonic Lightwaves (Israel) Ltd.    Israel                        100%
Harmonic (UK) Ltd.                   United Kingdom                100%